                           SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
                              (Amendment No. __)


Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[x]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                             LJ INTERNATIONAL INC.
               (Name of Registrant as Specified In Its Charter)



Payment of Filing Fee (Check the appropriate box):
[x]  No fee required.
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     1)   Title of each class of securities to which transaction applies:
          ----------------------------------------------------------------------

     2)   Aggregate number of securities to which transaction applies:
          ----------------------------------------------------------------------

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
          ----------------------------------------------------------------------

     4)   Proposed maximum aggregate value of transaction:
          ----------------------------------------------------------------------

     5)   Total fee paid:
          ----------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1)   Amount Previously Paid:
          ----------------------------------------------------------------------

     2)   Form, Schedule or Registration Statement No.:
          ----------------------------------------------------------------------

     3)   Filing Party:
          ----------------------------------------------------------------------

     4)   Date Filed:
          ----------------------------------------------------------------------

                             LJ INTERNATIONAL INC.
                            Unit #12, 12/F, Block A
                            Focal Industrial Center
                               21 Man Lok Street
                         Hung Hom, Kowloon, Hong Kong


                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                    To Be Held Wednesday, December 15, 1999

To the Shareholders:

     PLEASE TAKE NOTICE that our annual meeting of shareholders will be held at the Company's Shenzhen office, 10th Floor, Block 18, Free Trade Zone, Sha Tou Jiao, Shenzhen, People's Republic of China, on Wednesday, December 15, 1999, at 3:00 p.m., local time, for the following purposes:

     1. To elect four directors to hold office for the term specified in the proxy statement or until their successors are elected and qualified;

     2. To approve an amendment to our 1998 Stock Compensation Plan increasing the authorized number of shares of common stock from 2,000,000 to 4,000,000 (the "1998 Stock Compensation Plan Amendment Proposal");

     3. To approve an amendment to our Memorandum of Association to provide that the authorized capital shall be restated to be made up of two classes of shares divided into 80,000,000 shares of common stock, US$0.01 par value, and 20,000,000 shares of preferred stock, US$0.01 par value (the "Authorization of Preferred Stock Proposal");

     4. To ratify and approve the Securities Purchase Agreement, dated October 29, 1999, and all transactions contemplated thereby, including the issuance of up to $10,500,000 of convertible debentures and all shares issuable upon conversion thereof (the "Sale of Convertible Debentures Proposal"); and

     5. To transact such other business as may properly come before the meeting or any adjournment.

     The board of directors has fixed the close of business on November 9, 1999, as the record date for the determination of shareholders entitled to notice of and to vote at the meeting and at any adjournment. A proxy statement which describes the foregoing proposals and a form of proxy accompany this notice.

                                         By Order of the Board of Directors

                                         Ka Man Au
                                         Secretary
Dated: November 17, 1999


                                   IMPORTANT

     Whether or not you expect to attend the meeting, please execute the accompanying proxy and return it promptly in the enclosed reply envelope which requires no postage. If you grant a proxy, you may revoke it at any time prior to the meeting. Also, whether or not you grant a proxy, you may vote in person if you attend the meeting.

                             LJ INTERNATIONAL INC.
                            Unit #12, 12/F, Block A
                            Focal Industrial Center
                               21 Man Lok Street
                         Hung Hom, Kowloon, Hong Kong


                                PROXY STATEMENT


                        ANNUAL MEETING OF SHAREHOLDERS
                    To Be Held Wednesday, December 15, 1999


                             SOLICITATION OF PROXY

     The accompanying proxy is solicited on behalf of the board of directors of LJ International Inc. for use at our annual meeting of shareholders to be held at the Company's Shenzhen office, 10th Floor, Block 18, Free Trade Zone, Sha Tou Jiao, Shenzhen, People's Republic of China, on Wednesday, December 15, 1999, and at any adjournment. In addition to mails, proxies may be solicited by personal interview, telephone or telegraph by our officers, directors and other employees, who will not receive additional compensation for such services. We may also request brokerage houses, nominees, custodians and fiduciaries to forward the soliciting material to the beneficial owners of stock held of record and will reimburse them at the rates suggested by the New York Stock Exchange. We will bear the cost of this solicitation of proxies, which are expected to be nominal. Proxy solicitation will commence with the mailing of this proxy statement on or about November 17, 1999.

     Execution and return of the enclosed proxy will not affect your right to attend the meeting and to vote in person. If you execute a proxy, you still retain the right to revoke it at any time prior to exercise at the meeting. A proxy may be revoked by delivery of written notice of revocation to our Secretary, by execution and delivery of a later proxy or by voting the shares in person at the meeting. A proxy, when executed and not revoked, will be voted in accordance with its instructions. In the absence of specific instructions, proxies will be voted "FOR" the election as directors of those nominees named in the proxy statement, "FOR" the proposal to approve an amendment to our 1998 Stock Compensation Plan, "FOR" the proposal to approve an amendment to our Memorandum of Association to authorize a new class of preferred stock, "FOR" the proposal to ratify and approve our sale of up to $10.5 million of convertible debentures, and in accordance with his best judgment on all other matters that may properly come before the meeting.

     The enclosed form of proxy provides a method for shareholders to withhold authority to vote for any one or more of the nominees for director while granting authority to vote for the remaining nominees. The names of all nominees are listed on the proxy. If you wish to grant authority to vote for all nominees, check the box marked "FOR." If you wish to withhold authority to vote for all nominees, check the box marked "WITHHOLD." If you wish your shares to be voted for some nominees and not for one or more of the others, check the box marked "FOR" and indicate the name(s) of the nominee(s) for whom you are withholding the authority to vote by writing the name(s) of such nominee(s) on the proxy in the space provided.

                              PURPOSE OF MEETING

     As stated in the notice of annual meeting of shareholders accompanying this proxy statement, the business to be conducted and the matters to be considered and acted upon at the meeting are as follows:

     1. To elect four directors to hold office for the term specified herein or until their successors are elected and qualified;

     2. To approve an amendment to our 1998 Stock Compensation Plan increasing the authorized number of shares of common stock from 2,000,000 to 4,000,000 (the "1998 Stock Compensation Plan Amendment Proposal");

     3. To approve an amendment to our Memorandum of Association to provide that the authorized capital shall be restated to be made up of two classes of shares divided into 80,000,000 shares of common stock, US$0.01 par value, and 20,000,000 shares of preferred stock, US$0.01 par value (the "Authorization of Preferred Stock Proposal");

     4. To ratify and approve the Securities Purchase Agreement, dated October 29, 1999, and all transactions contemplated thereby, including the issuance of up to $10,500,000 of convertible debentures and all shares issuable upon conversion thereof (the "Sale of Convertible Debentures Proposal"); and

     5. To transact such other business as may properly come before the meeting or any adjournment.


                               VOTING AT MEETING

     Our voting securities consist solely of common stock, $.01 par value per share.

     The record date for shareholders entitled to notice of and to vote at the meeting is the close of business on November 9, 1999, at which time we had outstanding and entitled to vote at the meeting 6,365,646 shares of common stock. Shareholders are entitled to one vote for each share of common stock held in their name on the record date. Shareholders representing a majority of the common stock outstanding and entitled to vote must be present or represented by proxy to constitute a quorum.

     The election of directors, approval of the 1998 Stock Compensation Plan Amendment Proposal and approval of the Sale of Convertible Debentures Proposal each will require the affirmative vote of the holders of a majority of the common stock present or represented by proxy at the meeting and entitled to vote. Cumulative voting for directors is not authorized and proxies cannot be voted for more than four nominees. Approval of the Authorization of Preferred Stock Proposal will require the affirmative vote of the holders of 75% of our common stock outstanding and entitled to vote at the meeting.

     Yu Chuan Yih, our Chairman and principal shareholder, has entered into an agreement with the investor under the Securities Purchase Agreement to vote all of his shares held by him as of the record date, representing 59.2% of the outstanding shares, in favor of the Sale of Convertible Debentures Proposal.

                                STOCK OWNERSHIP

     The following table sets forth the number of shares of common stock owned as of September 1, 1999 by each person known by us to have owned more than ten percent of our shares then outstanding, by each of our current officers, directors and nominee-directors, and by all of our officers and directors as a group. As far as is known to our management, no person owned more than ten percent of our outstanding shares of common stock as of September 1, 1999 except as set forth below.

Name of Shareholder                                               Number        Percent
-------------------                                            -------------  -----------
                                                               Shares Beneficially Owned
                                                               --------------------------
Yu Chuan Yih                                                       3,787,200        59.5%
Ka Man Au                                                                  0
Joseph Tuszer                                                              0
Hon Tak Ringo Ng                                                           0
Po Yee Elsa Yue                                                            0
Lionel C. Wang                                                             0
All directors and executive officers as a group (6 persons)        3,787,200        59.5%

___________

     Of Mr. Yih's 3,787,200 shares, 1,500,000 shares are owned of record by Pacific Growth Developments Ltd., a British Virgin Islands corporation which is owned by Mr. Yih (60%), his wife Tammy Yih (20%) and an adult daughter, Bianca Tzu Hsiu Yih (20%). In addition, Mr. Yih is the sole shareholder of the following three British Virgin Islands corporations which own shares of our common stock as follows: Welgram International Limited - 236,000 shares; Sunflower Gold Holdings Limited -235,000 shares; and Panama Gold Holdings Limited - 235,000 shares.


                              BOARD OF DIRECTORS

     Our board of directors has the responsibility for establishing broad corporate policies and for our overall performance, although it is not involved in day-to-day operating details. The board meets regularly throughout the year, including the annual organization meeting following the annual meeting of shareholders, to review significant developments affecting us and to act upon matters requiring board approval. It also holds special meetings as required from time to time when important matters arise requiring board action between scheduled meetings. During the last fiscal year, the board met six times.

     We have established an audit committee, which consists of Messrs. Yih, Lai and Wang. Its functions are to:

 . recommend annually to the board of directors the appointment of our independent public accountants;
 . discuss and review the scope and the fees of the prospective annual audit and review the results with the independent public accountants;
 .   review and approve non-audit services of the independent public accountants;
 .   review compliance with our existing accounting and financial policies;
 .   review the adequacy of our financial organization; and

 . review our management's procedures and policies relative to the adequacy of our internal accounting controls and compliance with federal and state laws relating to financial reporting.

     The Audit Committee met once during the fiscal year ended April 30, 1999.

     We do not have a nominating committee. The functions customarily attributable to a nominating committee are performed by the board of directors as a whole.

     No director attended fewer than 75 percent of the aggregate of the total number of meetings of the board of directors and the total number of meetings held by all committees of the board on which he served.

     Each non-employee director is compensated separately for service on the board and is reimbursed for expenses to attend board meetings.


                             ELECTION OF DIRECTORS

     At the meeting, four directors are to be elected. Each director will be elected for a one-year term or until his successor is elected and qualified.

     Shares represented by properly executed proxies will be voted, in the absence of contrary indication or revocation by the shareholder granting such proxy, in favor of the election of the persons named below as directors. The person named as proxy has been designated by management and intends to vote for the election to the board of directors of the persons named below, each of whom (except Ms. Yue) is now a director of the Company. If any nominee is unable to serve as a director, the shares represented by the proxies will be voted, in the absence of contrary indication, for any substitute nominee that management may designate. We know of no reason why any nominee would be unable to serve. The information presented with respect to the nominees was obtained in part from each of them and in part from our records.

Nominees for Election as Directors

Name                  Age                         Position
----                  ---                         --------

Yu Chuan Yih........   60  Chairman of the Board of Directors, President and Chief
                           Executive Officer
Ka Man Au...........   35  Executive Vice President, Secretary and Director
Lionel C. Wang......   43  Non-Executive Director
Po Yee Elsa Yue.....   35  Non-Executive Director Nominee

     None of the directors and officers was selected pursuant to any agreement or understanding with any other person. There is no family relationship between any director or executive officer and any other director or executive officer.

     Mr. Yih established the business of Lorenzo Jewelry Mfg. (HK) Ltd. and has served as its president and managing director since 1987. Mr. Yih is primarily responsible for our business development and overall management. He has over 20 years of experience in semi-precious stone production and marketing. Mr. Yih has been a gemstone trader in Brazil and has extensive experience and relationships in gem sourcing and jewelry design. Mr. Yih is also president of the Hong Kong branch of the Gemological Institute of America (GIA), the nonprofit educational organization for the jewelry industry.

     Ms. Au has served as a director of Lorenzo Jewelry Mfg. (HK) Ltd. since its incorporation in 1987. Ms. Au is primarily responsible for our general administration, human resources, operations and management.

     Mr. Wang has served us as a non-executive director since June 1998. He received his Bachelor of Commerce from Tamkung University, Taipei, Taiwan in 1978, his Master of Business Administration from California State Polytechnic University in 1980 and his Master of Science from Stanford University in 1981. From 1984 to 1990, Mr. Wang served as marketing research analyst and senior strategic planning analyst for The Gillette Company, Boston, Massachusetts.
From 1990 to 1995, he served as associate director and then director of product development for Information Resources, Inc., Waltham, Massachusetts. From 1995 to 1996, Mr. Wang served as vice-president as Nielsen North America with responsibility for analytical and modeling projects on Kraft Foods/White Plains account. Since 1996, Mr. Wang has served as director of analytical services for The NPD Group, Inc., Port Washington, New York.

     Ms. Yue is a non-executive director nominee. She is a graduate gemologist from the Gemology Institute of America and has served as vice president of GIA, Hong Kong since August 1994.

Compensation of Directors and Executive Officers

     The aggregate compensation paid by us to all of our directors and executive officers as a group for the fiscal year ended April 30, 1999 on an accrual basis, for services in all capacities, was HK$4,038,000 (US$522,000). During the fiscal year ended April 30, 1999, we contributed an aggregate amount of HK$55,000 (US$7,000) toward the pension plans of our directors and executive officers.

Executive Service Contract

     We entered into an employment agreement with Mr. Yu Chuan Yih effective October 1, 1997 for a period of three years at an annual salary of HK$1,600,000 (US$207,000). Mr. Yih's remuneration package includes benefits with respect to a motor car. In addition, Mr. Yih will be entitled to an annual management bonus of a sum to be determined by the board at its absolute discretion having regard for our operating results and the performance of Mr. Yih during the relevant financial year. The amount payable to Mr. Yih will be decided by majority decision of the members of the board present in the meeting called for that purpose, provided that Mr. Yih shall abstain from voting and not be counted in the quorum in respect of the resolution regarding the amount so payable to him.

The 1998 Stock Compensation Plan

     Effective June 1, 1998, we adopted and approved the 1998 Stock Compensation Plan. The purpose of the plan is to encourage ownership of our common stock by our officers, directors, employees and advisors to provide additional incentive for them to promote our success and our business and to encourage them to remain in our employ by providing them an opportunity to benefit from any appreciation of our common stock through the issuance of stock options. Options constitute either incentive stock options within the meaning of Section 422 of the United States Internal Revenue Code of 1986, as amended, or options which constitute nonqualified options at the time of issuance of such options. The plan provides that incentive stock options and/or nonqualified stock options may be granted to our officers, directors, employees and advisors selected by the compensation committee. A total of 2,000,000 shares of common stock are authorized and reserved for issuance during the term of the plan which expires in June 2008. The compensation committee has the sole authority to interpret the plan and make all determinations necessary or advisable for administering the plan. The exercise price for any incentive option must be at least equal to the fair market value of the shares as of the date of grant. Upon the exercise of the option, the exercise price must be paid in full either in cash, shares of our stock or a combination. If any option is not exercised for any reason, such shares shall again become available for the purposes of the plan.

     As of April 30, 1999, we granted a total of 1,285,000 options exercisable at $5.00 per share anytime until April 11, 2009, including an aggregate of 575,000 options to our officers and directors as a group.

     THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE "FOR" THE ELECTION OF SUCH NOMINEES.


                              CERTAIN TRANSACTIONS

     Yu Chuan Yih, our president and chairman, is a director and principal shareholder of Gemological Institute of America, Hong Kong Limited; Italon Limited; Lorenzo Consultant & Investment (China) Limited; and Hong Kong Brasil Lapidary Limited. During the fiscal years ended April 30, 1997, 1998 and 1999, Mr. Yih and these affiliated companies received unsecured advances from, and made unsecured advances to, us which were interest free and repayable on demand.

     During the fiscal year ended April 30, 1998, we sold an investment property to Mr. Yih at its appraised value of HK$3,800,000 (US$492,000), resulting in a gain to us of HK$2,904,000 (US$376,000). The sale price of the property was based on a valuation report prepared by an independent professional property valuer.

     During the fiscal year ended April 30, 1999, we sold finished goods of HK$74,000 (US$10,000) to Gemological Institute of America, Hong Kong Limited and Hong Kong Brasil Lapidary Limited, which were made according to the published prices and conditions offered to our major customers. In addition, we provided a guarantee to a bank in respect of mortgage loans granted to Yu Chuan Yih to the extent of HK$4,882,000 (US$632,000).

              ADDITIONAL MATTERS TO BE VOTED UPON BY SHAREHOLDERS

              THE 1998 STOCK COMPENSATION PLAN AMENDMENT PROPOSAL

     Our board of directors and our shareholders have adopted and approved the 1998 Stock Compensation Plan. We believe that the plan is accomplishing its purpose which is to promote our and your interests by providing key employees with an opportunity to acquire a proprietary interest in us and to develop a stronger incentive to put forth maximum effort for our continued success and growth. In addition, the opportunity to acquire a proprietary interest in us aids us in attracting and retaining key personnel of outstanding ability.

     We believe that an increase in the number of shares available for grant under the plan is necessary to continue accomplishing its purpose. As of November 9, 1999, only 715,000 shares remained available for grant during the remaining term of the plan through June 2008. Accordingly, we have approved an amendment to increase the number of shares of common stock subject to the plan from 2,000,000 shares to 4,000,000 shares, subject to approval of our shareholders.

     THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE "FOR" THE ADOPTION OF THE AMENDMENT TO THE 1998 STOCK COMPENSATION PLAN.


                 THE AUTHORIZATION OF PREFERRED STOCK PROPOSAL

     Our board of directors has approved, subject to shareholder approval, an amendment to our Memorandum of Association to provide that the authorized capital shall be restated to be made up of two classes of shares divided into 80,000,000 shares of common stock, US$0.01 par value, and 20,000,000 shares of preferred stock, US$0.01 par value ("Preferred Stock") and authorize the board of directors, without any vote or action by the shareholders, to cause Preferred Stock to be issued in series with such voting rights and such designations, preferences, limitations, restrictions and relative rights as the board may determine. Our board of directors has directed that the proposed amendment be submitted to a vote of our shareholders at this meeting.

     We believe that it is desirable and in our and your best interests that we have the flexibility to issue shares of Preferred Stock in series and to fix the terms of each series, without seeking further shareholder approval, except as otherwise provided by law. We may use authorized Preferred Stock for various corporate purposes, including possible future financing and acquisition transactions, possible recapitalization through a stock split or stock dividend, issuance of additional stock options or awards, and other corporate purposes.

     If the proposed amendment is approved, we would be authorized to issue these shares of Preferred Stock in one or more series with such voting powers, designations, and relative, participating, optional or other special rights as we may determine in our sole discretion, without further authorization by our shareholders. Our shareholders will not have preemptive rights to subscribe for shares of Preferred Stock.

     We cannot determine the actual effect of the Preferred Stock on your rights as shareholders until we create a series of Preferred Stock and determine the rights of the holders of such series. However, such effects might include:

 .   restrictions on the payment of dividends to holders of the common stock;
 . dilution of your voting power if the holders of shares of Preferred Stock are given voting rights;
 . dilution of your equity interests and voting power if the Preferred Stock is convertible into common stock; and
 . restrictions upon any distribution of assets to the holders of the common stock upon liquidation or dissolution until the satisfaction of any liquidation preference granted to the holders of Preferred Stock.

     We currently do not have any agreements, plans or arrangements for the issuance of any shares of Preferred Stock.

     The adoption of the proposed amendment to our Memorandum of Association could have the effect of discouraging attempts to acquire control of us. We have no knowledge of any present effort to accumulate our securities or to obtain control of us. We have no plans at the present time to submit to our shareholders for approval or take any other action with respect to any proposals, other than the proposed amendment to our Memorandum of Association, that might be deemed to have an anti-takeover effect. In our judgment, there are now no provisions in our Memorandum of Association or Articles of Association that could be viewed as having, to a significant extent, such an effect other than (a) provisions in our Memorandum of Association providing that vacancies in our board of directors may be filled by a majority of our remaining directors, and (b) provisions providing for the acceleration of the exercisability of options in certain circumstances. There is no inter-relationship between the existing provisions and the proposed amendment.

     Clause 9 of our Memorandum of Association is proposed to be amended to read in its entirety as follows:

               "The authorized capital is made up of two classes of shares divided into 80,000,000 shares of common stock, US$0.01 par value, and 20,000,000 shares of preferred stock, US$0.01 par value. The Board of Directors is vested with the authority to authorize by resolution from time to time the issuance of the preferred shares in one or more series and to prescribe the number of preferred shares within each such series and the voting powers, designations, preferences, limitations, restrictions and relative rights of each such series."


     THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE "FOR" THE APPROVAL AND ADOPTION OF THE AUTHORIZATION OF PREFERRED STOCK PROPOSAL.

                  THE SALE OF CONVERTIBLE DEBENTURES PROPOSAL

     On October 29, 1999, we entered into a Securities Purchase Agreement with an accredited investor pursuant to which we agreed to issue and the investor agreed to purchase up to $10,500,000 of our 3% Convertible Debentures, as well as common stock purchase warrants. On November 5, 1999, pursuant to the Securities Purchase Agreement, we issued and the investor purchased $3,000,000 of our 3% Convertible Debentures, as well as 45,000 common stock purchase warrants. Our shareholders are being asked to ratify and approve the Securities Purchase Agreement, and the exhibits thereto, dated October 29, 1999, and all transactions contemplated thereby and all shares issuable upon conversion, including the issuance of $3,000,000 of our 3% Convertible Debentures and 45,000 common stock purchase warrants on November 5, 1999, in order to satisfy certain listing requirements under The Nasdaq Marketplace Rules for continued listing of our common stock on The Nasdaq Stock Market National Market System.

     The following summarizes the terms of the transaction and is qualified in its entirety by the Securities Purchase Agreement and the exhibits thereto, a copy of which is attached hereto as Appendix A and incorporated by reference herein. Shareholders are encouraged to review the attached Agreement and its exhibits.

     Pursuant to the authorization of our board of directors, our management negotiated and executed the Securities Purchase Agreement pursuant to which the investor agreed under certain terms and conditions to invest up to $10,500,000 in our 3% Convertible Debentures. Additionally, we agreed, among other things, to issue to the investor warrants to purchase our common stock (the "Warrants"). On November 5, 1999, we issued to the investor $3,000,000 of Debentures due November 5, 2002 and Warrants to purchase 45,000 shares of our common stock at an exercise price of $3.75 per share with an expiration date of November 5, 2004.

     The terms and conditions of the Debentures are summarized as follows:

 .    The interest rate on the Debentures is 3% per annum, payable twice annually in cash or in shares of our common stock.

 .    The date of maturity for the $3,000,000 Debenture which we issued is
     November 5, 2002.

 .    The Debenture is convertible into shares of our common stock at the lesser of the Fixed Conversion Price or the Variable Conversion Price.

     .    The Fixed Conversion Price is the greater of:

          .     $5.00 per share or

          . 125% of the average closing bid price of the common stock for the 15 trading days ending on the trading day immediately before the November 5, 1999 Initial Closing Date.

     . The Variable Conversion Price means 92% of the average of the two lowest closing bid prices of the common stock during the 20 trading days immediately prior to conversion.

     In no event (subject to certain exceptions, including a Company default under any Debenture or the Agreement) shall the investor be entitled to convert any Debenture to the extent that, after such conversion, the sum of (1) the number of shares of common stock beneficially owned by the investor and its affiliates, and (2) the number of shares of common stock issuable upon the conversion of the Debenture would result in beneficial ownership by the investor and its affiliates of more than 4.9% of the outstanding shares of common stock.

     The Securities Purchase Agreement also has the following additional terms:

 .    We are required by the terms of the Registration Rights Agreement entered into concurrently with the Securities Purchase Agreement to file after the closing date with the Securities and Exchange Commission a registration statement to register the common stock issuable upon conversion of the Debentures and exercise of the Warrants to allow the investor to resell such common stock to the public.

 .    Under the terms of the Agreement, we are subject to certain cash penalties if we are unable to deliver to the investor the common stock receivable upon conversion of the Debentures in a timely fashion.

     Our common stock is traded on the over-the-counter market and is quoted on The Nasdaq Stock Market National Market System. In order to qualify for inclusion in The Nasdaq Stock Market National Market System, we need to satisfy certain financial and other criteria set forth in The Nasdaq Marketplace Rules (the "Rules"). In addition, in order to maintain such inclusion under the Rules, we must, among other things, follow certain corporate governance procedures, including obtaining shareholder approval in connection with certain corporate transactions.

     Rule 4460(i) of the Rules requires shareholder approval of the issuance of securities by an issuer under various circumstances. In particular, Subsection
(1)(D) of paragraph (i) requires shareholder approval prior to the issuance of securities in the following situations:

          (D) In connection with a transaction other than a public offering involving:

               (i) the sale or issuance by the issuer of common stock (or securities convertible into or exercisable for common stock) at a price less than the greater of book or market value which together with sales by officers, directors or substantial shareholders of the company equals 20% or more of common stock or 20% or more of the voting power outstanding before the issuance; or

               (ii) the sale or issuance by the company of common stock (or securities convertible into or exercisable for common stock) equal to 20% or more of the common stock or 20% or more of the voting power outstanding before the issuance for less than the greater of book or market value of the stock.

     Pursuant to the terms of Securities Purchase Agreement, the Debenture is convertible into shares of common stock at the lesser of (i) the Fixed Conversion Price or (ii) 92% of the average of the two lowest closing bid prices of the common stock during the 20 trading days prior to conversion. As a result, the shares of common stock to be issued upon conversion of the Debenture will be issued, if at all, for less than the greater of book or market value of such shares. Pursuant to the terms of the

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

Securities Purchase Agreement, we issued $3,000,000 of Debentures on November 5, 1999. As of such date, we believe that the shares on an as-converted basis represented less than 20% of our issued and outstanding common stock and, accordingly, did not require shareholder approval under the applicable Rules. Nonetheless, under the terms of the Securities Purchase Agreement, we have agreed to take all steps necessary to obtain the approval of our shareholders regarding authorization of our issuance to the holders of our Debentures of shares of common stock in excess of 20% of the outstanding shares of common stock. The conversion of any additional Debentures to be issued up to an aggregate of $10,500,000 and/or the exercise of the Warrants may likely result in the aggregate issuance of shares of our common stock in excess of the Nasdaq Rule. Such issuances will require us to obtain the consent of our shareholders.


     THE BOARD OF DIRECTORS RECOMMENDS TO OUR SHAREHOLDERS THAT THEY VOTE "FOR" THE APPROVAL AND RATIFICATION OF THE SALE OF CONVERTIBLE DEBENTURES PROPOSAL.


                        INDEPENDENT PUBLIC ACCOUNTANTS

     A representative of Moores Rowland Hong Kong will attend the meeting and will have the opportunity to make a statement if he so desires. This representative will be available to respond to appropriate shareholder questions at that time.


                  PROPOSALS OF SHAREHOLDERS FOR PRESENTATION
                    AT NEXT ANNUAL MEETING OF SHAREHOLDERS

     Any shareholder of record who desires to submit a proper proposal for inclusion in the proxy materials relating to the next annual meeting of shareholders must do so in writing and it must be received at our principal executive offices by April 29, 2000. You must be a record or beneficial owner entitled to vote at the next annual meeting on your proposal and must continue to own such security entitling you to vote through the date on which the meeting is held.

                                 ANNUAL REPORT

     Our annual report to shareholders concerning our operations during the fiscal year ended April 30, 1999, including audited financial statements, has been distributed to all record holders as of the record date. The annual report is not incorporated in the proxy statement and is not to be considered a part of the soliciting material.

                                OTHER BUSINESS

     Our management is not aware of any other matters which are to be presented at the meeting, nor have we been advised that other persons will present any such matters. However, if other matters properly come before the meeting, the individual named in the accompanying proxy shall vote on such matters in accordance with his best judgment.

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

                  AVAILABILITY OF ANNUAL REPORT ON FORM 20-F

     UPON WRITTEN REQUEST, WE WILL PROVIDE, WITHOUT CHARGE, A COPY OF OUR ANNUAL REPORT ON FORM 20-F FOR THE FISCAL YEAR ENDED APRIL 30, 1999 TO EACH SHAREHOLDER OF RECORD OR TO EACH SHAREHOLDER WHO OWNED OUR COMMON STOCK LISTED IN THE NAME OF A BANK OR BROKER, AS NOMINEE, AT THE CLOSE OF BUSINESS ON NOVEMBER 9, 1999. ANY REQUEST BY A SHAREHOLDER FOR OUR ANNUAL REPORT ON FORM 20-F SHOULD BE SENT TO OUR SECRETARY, LJ INTERNATIONAL INC., UNIT #12, 12/F, BLOCK A, FOCAL INDUSTRIAL CENTER, 21 MAN LOK STREET, HUNG HOM, KOWLOON, HONG KONG.

     The above notice and proxy statement are sent by order of our board of directors.


                         KA MAN AU
                         Secretary
November 17, 1999

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